Exhibit 99.11


                                 3,000,000

                          Strayer Education, Inc.

                                Common Stock


                           UNDERWRITING AGREEMENT
                           ----------------------


                                                                March 9, 2004




Credit Suisse First Boston LLC
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Legg Mason Wood Walker, Incorporated
Lehman Brothers Inc.
Thomas Weisel Partners LLC
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston LLC
         Eleven Madison Avenue
           New York, NY 10010-3629


Dear Ladies and Gentlemen:

         1. Introductory. New Mountain Partners, L.P. ("New Mountain"), New Mountain Strayer Trust ("Trust") and MidOcean Capital Investors, L.P. (formerly DB Capital Investors, L.P.) ("MidOcean" and, together with New Mountain and the Trust, the "Selling Stockholders") propose severally to sell an aggregate of 3,000,000 shares ("Firm Securities") of common stock, par value $0.01 per share ("Securities"), of Strayer Education, Inc., a Maryland corporation (the "Company"), and the Selling Stockholders, other than the Trust, together with the individuals listed in Schedule A hereto (such individuals, the "Individual Selling Stockholders") also propose severally to sell to the several Underwriters named in Schedule A hereto ("Underwriters"), at the option of the Underwriters, an aggregate of not more than 450,000 additional shares ("Optional Securities") of the Company's Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities." The Selling Stockholders and the Individual Selling Stockholders hereby agree with the Company and with the Underwriters as follows:

         2. Representations and Warranties of the Company, the Selling Stockholders and the Individual Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                (i) A registration statement (No. 333-112449) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or
         (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective
         Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information
         (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration
         Statement." The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration
         Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus."
         No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by (i) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof or (ii) any Selling Stockholder or Individual Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any such Selling Stockholder or Individual Selling Stockholder consists of the information about such Selling Stockholder or Individual Selling Stockholder under the caption "Selling Stockholders" in the Prospectus.

                (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that failure to be so qualified would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                (iv) Each active subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each such subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each such subsidiary of the Company owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                (v) All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities. The Offered Securities have been duly authorized and reserved for issuance and, when issued upon conversion of the Series A Convertible Preferred Stock of the Company (the "Series A Preferred Stock") in accordance with the Articles Supplementary relating to the Series A Preferred Stock (the "Articles Supplementary") or upon exercise of stock options, as applicable, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities by the Company to the Selling Stockholders and the Individual Selling Stockholders, as applicable, will not be subject to any preemptive rights.

                (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

                (vii) Other than the registration rights agreement, dated May 15, 2001, entered into by and among the Company, New Mountain and MidOcean, as amended pursuant to the Letter Agreement dated
         November 14, 2002 between the Company and New Mountain and
         MidOcean, and the Letter Agreement dated February 3, 2004 between the Company and New Mountain and MidOcean (the "Registration
         Rights Agreement"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                (viii) The Securities are listed on the Nasdaq Stock Market's National Market.

                (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (i) such as have been obtained and made under the Act (ii) the filing of the Prospectus in accordance with Rule 424(b), if necessary, and (iii) such as may be required under state securities laws.

                (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, including, without limitation, the Higher Education Act of 1965, as amended, and the regulations promulgated thereunder (the "HEA"), or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except where such breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach of the charter or by-laws of the Company or any such subsidiary. The sale of the Offered Securities by the Selling Stockholders and the Individual Selling Stockholders will not constitute a change in ownership resulting in a "change of control" of the Company pursuant to the applicable regulations promulgated under the HEA or any applicable state statute or regulation.

                (xi) This Agreement has been duly authorized, executed and delivered by the Company.

                (xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                (xiii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, including, without limitation, all authorizations required for participation in federal financial aid programs under Title IV ("Title IV Programs") of the HEA, except where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                (xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names servicemarks and licenses and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, except where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                (xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

                (xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                (xviii) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.

                (xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except for dividends paid on the Securities consistent with past practice, payment-in-kind dividends made by the Company in respect of the Series A Preferred Stock consistent with the terms of the Articles Supplementary and as otherwise disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (xx) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

                (xxi) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act of 1940.

                (xxii) Except for Strayer University, Inc., a Maryland corporation ("Strayer University"), the Company has no subsidiary that meets any of the following conditions: (A) the Company's and its other subsidiaries' investments in and advances to the subsidiary exceed five percent of the total assets of the Company and its subsidiaries consolidated as of the end of the most recently completed fiscal year; (B) the Company's and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds five percent of the total assets of the Company and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or (C) the Company's and its subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds five percent of such income of the Company and its subsidiaries consolidated for the most recently completed fiscal year.

         (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

                (i) On such Closing Date and on each Closing Date hereinafter mentioned, such Selling Stockholder will have valid and unencumbered title to the shares of the Series A Preferred Stock that will be converted into the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and on such Closing Date, and on each Closing Date hereinafter mentioned, such Selling Stockholder will have valid and unencumbered title to the Offered Securities and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder, assuming such Underwriters have no notice of any adverse claim, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date. The Selling Stockholders have delivered to the Company the notice required under the Articles Supplementary relating to the conversion of shares of Series A Preferred Stock into the Offered Securities.

                (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this
         Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that statements in or omissions from a Registration Statement or the Prospectus are based upon written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any such Selling Stockholder consists of the information about such Selling Stockholder under the caption "Selling Stockholders" in the Prospectus.

                (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter or, to the knowledge of such Selling Stockholder, the Company for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

         (c) Each Individual Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

                (i) On such Closing Date and on each Closing Date hereinafter mentioned, such Individual Selling Stockholder will have valid and unencumbered title to the options that will be exercised for the Offered Securities to be delivered by such Individual Selling Stockholder on such Closing Date and on such Closing Date, and on each Closing Date hereinafter mentioned, such Individual Selling Stockholder will have valid and unencumbered title to the Offered Securities and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Individual Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder, assuming such Underwriters have no notice of any adverse claim, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Individual
         Selling Stockholder on such Closing Date. The Individual Selling Stockholders have delivered to the Company the notice required under the options relating to the exercise of the options for the Offered Securities.

                (ii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Individual Selling Stockholder and any person that would give rise to a valid claim against such Individual Selling Stockholder or any Underwriter or, to the knowledge of such Individual Selling Stockholder, the Company for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $101.04 per share, the number of Firm Securities set forth below the name of such Selling Stockholder and opposite the name of such Underwriter in Schedule A hereto.

         The Selling Stockholders will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to accounts at a bank acceptable to Credit Suisse First Boston LLC ("CSFB") drawn to the order of New Mountain, the Trust and MidOcean, respectively, at the office of Willkie Farr & Gallagher LLP, at 8:30 A.M., New York time, on March 15, 2004, or at such other time not later than seven full business days thereafter as CSFB and the Selling Stockholders determine, such time being herein referred to as the "First Closing Date." The certificates for the Firm Securities so to be delivered will be duly indorsed or accompanied by duly executed blank stock powers so as to validly transfer title to the Representatives for the account of the Underwriters. The Company will cause its transfer agent to reissue such securities in definitive form, in such denominations and registered in such names as CSFB requests and such reissued securities will be made available by the Company for checking and packaging at the above office of Willkie Farr & Gallagher LLP at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFB given to the Company, the Selling Stockholders, other than the Trust, and the Individual Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders, other than the Trust, and Individual Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities set forth below such Selling Stockholder's and Individual Selling Stockholder's name in Schedule A hereto, as the case may be. In the event that less than all of the Optional Securities are to be purchased, the Underwriters shall purchase the Optional Securities in the following order: first from the Individual Selling Stockholders pro rata until all of their Optional Securities have been purchased and second from New Mountain and MidOcean pro rata up to the total amount of Optional Securities being purchased. Such Optional Securities shall be purchased from each Selling Stockholder and Individual Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company, the Selling Stockholders, other than the Trust, and the Individual Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders, other than the Trust, will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Selling Stockholder, other than the Trust, in respect of the Optional Securities sold by each of them at the above office of Willkie Farr & Gallagher LLP. The Individual Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment to the Company, as custodian for each of the Individual Selling Stockholders, of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to accounts at banks acceptable to CSFB drawn to the order of the Individual Selling Stockholder or the Company, as applicable, in respect of the Optional Securities being sold by them at the above office of Willkie Farr & Gallagher LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be duly indorsed or accompanied by duly executed blank stock powers so as to validly transfer title to the Representatives for the account of the Underwriters. The Company will cause its transfer agent to reissue such securities in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and such reissued securities will be made available by the Company for checking and packaging at the above office of Willkie Farr & Gallagher LLP at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company, the Selling Stockholders and the Individual Selling Stockholders. (a) The Company agrees with the several Underwriters, the Selling Stockholders and Individual Selling Stockholders that:

                (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

                (ii) The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB's consent; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earning statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                (v) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates; provided, however, that the Company is not required (a) to file a general consent to service of process in any jurisdiction in which it is not presently subject or (b) to qualify as a foreign corporation, or make any education regulatory filing, in any jurisdiction in which it is not so qualified. The Company will continue such qualifications in effect so long as required for the distribution.

                (vii) For a period of 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB, except for (A) grants of stock options to the Company's employees and directors pursuant to the terms of a plan in effect on the date hereof, (B) issuances of Securities pursuant to the exercise of such options or upon conversion of any outstanding shares of Series A Preferred Stock and (C) issuances of Securities pursuant to the Company's existing employee stock purchase plan or dividend reinvestment plan (the "Lock-Up Period").

                (viii) Except as otherwise agreed to among the Company, the Selling Stockholders and the Individual Selling Stockholders (but in no event shall such agreement affect the obligations or responsibilities of the Underwriters in this Section 5(a)(viii)), the Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel for the Underwriters up to a maximum of $2,000) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities and for expenses incurred in printing and distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and to prospective purchasers of the Offered Securities. The Underwriters shall pay for any travel expenses of the Company's officers and employees (including the cost of the rental of a private airplane used to travel to meetings with prospective purchasers ("private airplane fees")) and any other expenses reasonably incurred by the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, except as otherwise provided in this Agreement. The Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, the fees and expenses of their counsel and the expenses relating to any advertisement initiated by them of the Offered Securities.

         (b) Each Selling Stockholder and Individual Selling Stockholder agrees with the several Underwriters and the Company that:

                (i) Such Selling Stockholder or Individual Selling Stockholder, as the case may be, will pay all expenses incident to the performance of the obligations of such Selling Stockholder or Individual Selling Stockholder, as the case may be, under this Agreement, for all underwriting discounts and commissions, and for any transfer taxes on the sale by the Selling Stockholder or Individual Selling Stockholder, as the case may be, of the Offered Securities to the Underwriters.

                (ii) Each Selling Stockholder agrees to deliver to the Representatives on or prior to the first Closing Date at which such stockholder is selling Securities a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                (iii) Each Selling Stockholder and Individual Selling Stockholder agrees, for a period of 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or request the Company to file with the Commission a registration statement under the Act relating to, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, including shares of Series A Preferred Stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB, except in the case of the Selling Stockholders for (A) the transfer of the shares of Series A Preferred Stock to the Company upon conversion of such shares into the Offered Securities and (B) dispositions to affiliates of such Selling Stockholder that agree to be bound by the provisions of this Section 5(b)(iii) for the remainder of such 90-day period and in the case of the Individual Selling Stockholders for dispositions (W) of Securities acquired in connection with any intra-fund transaction or reallocation pursuant to the terms of any of the Company's employee benefit plans, (X) of Securities acquired in connection with the exercise of any outstanding option to acquire Securities that expires during this 90-day period, (Y) following the termination of the executive officer's employment with the Company or (Z) pursuant to the terms of this Agreement. Notwithstanding the foregoing, in the event the Underwriters exercise their right to purchase all of the Optional Securities from the Selling Stockholders within 30 days subsequent to the date of the Prospectus, then MidOcean's obligations set forth in this Section 5(b)(iii) shall terminate at the same time as the closing of the purchase of such Optional Securities and in the event the Underwriters exercise their right to purchase a part, but not all, of the Optional Securities from the Selling Stockholders within 30 days subsequent to the date of the Prospectus, then MidOcean's obligations set forth in this Section 5(b)(iii) shall terminate at the end of such 30-day period.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company, the Selling Stockholders and the Individual Selling Stockholders, as applicable, herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company, the Selling Stockholders and the Individual Selling Stockholders, as applicable, of their obligations hereunder and to the following additional conditions precedent:

              (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP ("PWC") confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements
                  and schedules examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                            (ii) they have performed the procedures
                  specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                     (A) at the date of the latest
                           available balance sheet read by such
                           accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in long-term liabilities of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in total assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                     (B) for the period from the closing
                           date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in income from operations, net income or net income per share amounts;

                  except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information specified by the Representatives contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures, in each case specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (A) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (B) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (C) "Prospectus" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
         Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating, if any, of any debt securities, if any, of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities, if any, of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating, if any); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market, or any setting of minimum prices for trading on such exchange, (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Willkie Farr & Gallagher LLP, counsel for the Company, to the effect that:

                           (i) The Company is duly qualified to do business
                  as a foreign corporation in good standing in all jurisdictions (other than the State of Maryland) in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent where such failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                           (ii) Strayer University is duly qualified to do
                  business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent where such failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                           (iii) No consent, approval, authorization or
                  order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (A) such as have been obtained and made under the Act and (B) such as may be required under state securities and education laws;

                           (iv) The execution, delivery and performance of
                  this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary of the Company is bound or to which any of the properties of the Company or any such subsidiary is subject, except, in each such case, where such breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

                           (v) The Initial Registration Statement was
                  declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto (except for any material incorporated by reference), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                  In rendering such opinions, such counsel may state that
         (i) its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York and (ii) it has relied, as to matters of fact and to the extent it deems proper, on certificates of responsible officers of the Company or public officials. In addition, such counsel may state that, notwithstanding the foregoing, it does not express any opinion with the respect to any federal, state or other applicable education laws or regulations.

                  In addition to the matters set forth above, such counsel shall state that, although it has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or any amendment thereto except to the extent stated above, no facts have come to such counsel's attention that would lead them to believe that the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any opinion as to (A) the financial statements or other financially derived statistical data, or (B) any statements related to education regulatory issues.

                  (e) The Representatives shall have received opinions, dated such Closing Date, of Hogan & Hartson L.L.P., special Maryland and regulatory counsel for the Company, substantially in the forms attached hereto as Exhibit A-1 and Exhibit A-2.

                  (f) The Representatives shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for New Mountain and the Trust, substantially in the form attached hereto as Exhibit B.

                  (g) The Representatives shall have received an opinion, dated such Closing Date, of Kirkland & Ellis LLP, counsel for MidOcean, substantially in the form attached hereto as Exhibit C.

                  (h) The Representatives shall have received an opinion, dated such Optional Closing Date, of Willkie Farr & Gallagher LLP, counsel for the Individual Selling Stockholders, substantially in the form attached hereto as Exhibit D.

                  (i) The Representatives shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders, the Individual Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Mayer, Brown, Rowe & Maw LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Hogan & Hartson, L.L.P. referred to above.

                  (j) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (k) The Representatives shall have received a letter, dated such Closing Date, of PWC, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

The Selling Stockholders, the Individual Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) any Seller Stockholder or Individual Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder or Individual Selling Stockholder consists of the information about such Selling Stockholder or Individual Selling Stockholder under the caption "Selling Stockholders" in the Prospectus; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity, hold harmless and reimbursement agreements contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

         Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(a)(ii), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

         (b) Each of the Selling Stockholders and Individual Selling Stockholders, as stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Stockholder or Individual Selling Stockholder shall only be subject to indemnification, hold harmless and reimbursement obligations under this subsection (b) only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon and in conformity with written information provided by such Selling Stockholder or Individual Selling Stockholder relating to such Selling Stockholder or Individual or Selling Stockholder, as applicable, specifically for use therein, it being understood and agreed that the only such information furnished by any such Selling Stockholder or Individual Selling Stockholder consists of the information about such Selling Stockholder or Individual Selling Stockholder, as applicable, under the caption "Selling Stockholders" in the Prospectus; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity, hold harmless and reimbursement agreements contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter; and provided, further, that the liability under this Section 7 of each Selling Stockholder and Individual Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds, after deducting underwriting discounts and commissions, received by such Selling Stockholder or Individual Selling Stockholder, as applicable, from the sale of the Offered Securities sold by such Selling Stockholder or Individual Selling Stockholder hereunder.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, its partners, directors and officers and each person, if any, who controls each Selling Stockholder within the meaning of
Section 15 of the Act and each Individual Selling Stockholder against any losses, claims, damages or liabilities to which the Company, such Selling Stockholder or Individual Selling Stockholder, as a stockholder, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, each Selling Stockholder and each Individual Selling Stockholder, as a stockholder, in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the eleventh paragraph under the caption "Underwriting."

         (d) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection
(a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) above or, where the indemnified party is the Company or its officers, directors or controlling persons, under subsection (c) above, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (c) above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (b) above or, where the indemnified party is a Selling Stockholder or Individual Selling Stockholder, under subsection (c) above, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by such Selling Stockholder or Individual Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such Selling Stockholder or Individual Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements and omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that the liability under this Section 7 of each Selling Stockholder and Individual Selling Stockholder, as a stockholder, shall be limited to an amount equal to the aggregate net proceeds, after deducting underwriting discounts and commissions, received by such Selling Stockholder or Individual Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholder or Individual Selling Stockholder, as applicable. The relative benefits received by the Selling Stockholders and the Individual Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders and the Individual Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, the Individual Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company, the Selling Stockholders and the Individual Selling Stockholders under this Section 7 shall be in addition to any liability which the Company, the Selling Stockholders and the Individual Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Selling Stockholders or the Individual Selling Stockholders, as the case may be, for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, the Selling Stockholders and the Individual Selling Stockholders, as the case may be, for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, the Selling Stockholders or the Individual Selling Stockholders, except as provided in Section 9, (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Individual Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, any Individual Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company, the Selling Stockholders and the Individual Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, the Individual Selling Stockholders and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (v), (vi) or
(vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated because of the termination of this Agreement because of the occurrence of any event specified in clause (iii), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for 50% of the cost of the private airplane fees paid by the Underwriters pursuant to
Section 5(a)(iii).

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at, c/o Credit Suisse First Boston LLC, One Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Strayer Education, Inc., 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, Attention: Steven A. McArthur, if sent to New Mountain or the Trust, will be mailed, delivered or telegraphed and confirmed to it at 712 Fifth Avenue, 23rd Floor, New York, NY 10019, or, if sent to MidOcean, will be mailed, delivered or telegraphed and confirmed to it, at 320 Park Avenue, 17th Floor, New York, NY 10022,
Attention: David Basto, or, if sent to the Individual Selling Stockholders, will be mailed, delivered or telegraphed to him or them c/o Strayer Education, Inc. at 1100 Wilson Blvd, Suite 2500, Arlington, VA 22209,
Attention: Steven A. McArthur; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company and each of the Selling Stockholders and Individual Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Individual Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                NEW MOUNTAIN PARTNERS, L.P.

                                By:   New Mountain Investments, L.P.,
                                      its general partner

                                By:   New Mountain GP, LLC,
                                      its general partner


                                By: /s/ Steven B. Klinsky
                                    -------------------------
                                Name:    Steven B. Klinsky
                                Title:   Member


                                NEW MOUNTAIN STRAYER TRUST

                                By: Bank of America, N.A., Trustee


                                By:  /s/ DeDe Gerhart
                                    -------------------------
                                Name:    DeDe Gerhart
                                Title:   Vice President


                                MIDOCEAN CAPITAL INVESTORS, L.P.

                                By:  MidOcean Capital Partners, L.P.,
                                     its General Partner

                                By:  Existing Fund GP, Ltd.,
                                     its General Partner

                                By: /s/ Andrew Spring
                                    -------------------------
                                Name:   Andrew Spring
                                Title:  Principal


                                STRAYER EDUCATION, INC.

                                By: /s/ Steven A. McArthur
                                    -------------------------
                                Name:  Steven A. McArthur
                                Title: Senior V.P. and General Counsel


                                ROBERT S. SILBERMAN,
                                solely as an Individual Selling Stockholder


                                By: /s/ Steven A. McArthur
                                    -------------------------
                                Name: Steven A. McArthur, Attorney-in-Fact


                                SCOTT W. STEFFEY,
                                solely as an Individual Selling Stockholder


                                By: /s/ Steven A. McArthur
                                    -------------------------
                                Name: Steven A. McArthur, Attorney-in-Fact


                                MARK C. BROWN,
                                solely as an Individual Selling Stockholder


                                By: /s/ Steven A. McArthur
                                    -------------------------
                                Name:  Steven A. McArthur, Attorney-in-Fact


                                STEVEN A. MCARTHUR,
                                solely as an Individual Selling Stockholder


                                By: /s/ Steven A. McArthur
                                    -------------------------
                                Name: Steven A. McArthur


                                KEVIN P. O'REAGAN,
                                solely as an Individual Selling Stockholder


                                By: /s/ Steven A. McArthur
                                Name: Steven A. McArthur, Attorney-in-Fact


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of
the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
LEGG MASON WOOD WALKER, INCORPORATED
LEHMAN BROTHERS INC.
THOMAS WEISEL PARTNERS LLC

  Acting on behalf of themselves and as the Representatives of the several Underwriters

  BY:   CREDIT SUISSE FIRST BOSTON LLC

By:      /s/ Charles Edelstein
       ------------------------------
Name:    Charles Edelstein
Title:   Managing Director

                                 SCHEDULE A


                       Number of Firm Securities to be Purchased by

                                                                Total Number of
                   Underwriter                                  Firm Securities
                   -----------                                  ---------------

Credit Suisse First Boston LLC..............                          1,177,250
Banc of America Securities LLC..............                            554,000
J.P. Morgan Securities Inc..................                            346,250
Legg Mason Wood Walker, Incorporated........                            277,000
Lehman Brothers Inc.........................                            277,000
Thomas Weisel Partners LLC..................                            138,500
Barrington Research Associates, Inc. .......                             10,000
First Analysis Securities Corporation ......                             10,000
Jeffries & Company, Inc. ...................                             70,000
Piper Jaffray & Co. ........................                             70,000
SunTrust Capital Markets, Inc. .............                             70,000
          Total.............................                          3,000,000
                                                                      =========

                 Number of Firm Securities to be Sold by

                                                       Number of Firm
           Name of Selling Stockholder                   Securities
           ---------------------------                   ----------

New Mountain Partners, L.P..................              1,612,018
New Mountain Strayer Trust..................                387,982
MidOcean Capital Investors, L.P.............              1,000,000
            Total...........................              3,000,000
                                                          =========

               Number of Optional Securities to be Sold by

                                                          Number of
                      Name                           Optional Securities
                      ----                           -------------------

New Mountain Partners, L.P.................                 243,121
MidOcean Capital Investors, L.P............                  91,879
Robert S. Silberman........................                  50,000
Scott W. Steffey...........................                  41,250
Mark C. Brown..............................                  10,417
Steven A. McArthur.........................                   8,333
Kevin  P. O'Reagan.........................                   5,000
             Total.........................                 450,000
                                                            =======

                                EXHIBIT A-1

                [Maryland Opinion of Hogan & Hartson L.L.P.]

                                EXHIBIT A-2

               [Regulatory Opinion of Hogan & Hartson L.L.P.]

                                 EXHIBIT B

           [Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]

                                 EXHIBIT C

                     [Opinion of Kirkland & Ellis LLP]

                                 EXHIBIT D

                 [Opinion of Willkie Farr & Gallagher LLP]